UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2015

Catasys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Boulevard, Suite 1100 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2015, Catasys, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Crede CG III, Ltd., 100% owned by Terren S. Peizer, Chairman and Chief Executive Officer of the Company (the “Investor”), pursuant to which the Company exchanged the $3.35 million promissory note, previously issued, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2015 for a $3.56 million 12% Original Issue Discount Convertible Debenture due January 18, 2016 (the “Bridge Note”) and five-year warrants to purchase an aggregate of 936,462 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), each at an exercise price of $1.90 per share (the “Warrants”). The closing of the Purchase Agreement occurred on July 30, 2015.

The conversion price of the Bridge Notes and the exercise price of the Warrants are each $1.90 per share, subject to adjustments, including for issuances of common stock and common stock equivalents below the then current conversion or exercise price, as the case may be.  The Bridge Notes are unsecured, bear interest at a rate of 12% per annum payable in cash or shares of Common Stock, subject to certain conditions, at the Company’s option, and are subject to mandatory prepayment upon the consummation of certain future financings.

The Investor will be entitled to receive liquidated damages in an amount equal to the product of 300,000 times the weighted average VWAP for the five (5) Trading Days prior to the Offering Failure Date (“Offering Failure Penalty”) if the Company has not consummated a public offering of at least $5.0 million in gross proceeds by December 31, 2015.

The Investor is also entitled, until July 29, 2016, to participate in certain future financings of the Company.

As a result of the issuance of the Bridge Note and Warrants, the exercise price of the warrants to purchase an aggregate of 530,303 shares of common stock issued in the April 17, 2015 financing were adjusted to $1.21 per share.

The foregoing descriptions of the Purchase Agreement, the Bridge Note and the Warrant do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Bridge Note and the Warrant, forms of which are filed as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference. The securities were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 4.1	Form of 12% Original Issue Discount Convertible Debenture Due January 18, 2016
Exhibit 4.2	Form of Common Stock Purchase Warrant
Exhibit 10.1	Form of Securities Purchase Agreement, dated July 30, 2015, by and between Catasys, Inc. and Crede CG III, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATASYS, INC.

Date: July 31, 2015	By:	/s/ SUSAN E. ETZEL
Susan E. Etzel
Chief Financial Officer